Exhibit (j)
INTERSTATE GENERAL COMPANY, LP CODE OF BUSINESS ETHICS

It is the policy of Interstate General Company L.P. ("IGC" or "the Company") that its employees, both officers and non-officers, meet special requirements for integrity and ethical standards. Because of the importance of these common sense requirements, they must be reviewed and acknowledged with a signed statement by employees at the beginning of employment and by officers each year. In general, employees are prohibited from soliciting for themselves or for a third party (other than the Company itself) anything of value from anyone in return for any business, service or confidential information of the Company, or, accepting anything of value (other than normal authorized compensation) from anyone in connection with the business of the Company, either before or after a transaction is discussed or consummated.

An employee should bring specific situations to the attention of management in the event a question arises as to the applicability of this Code of Business Ethics. By necessity, the following are guidelines:

1)

CONFLICT OF INTEREST: An employee may not use his or her position, influence, confidential information, or Company assets for personal gain. Every employee should act at all times to avoid any appearance of conflict of interest.

PERSONAL FINANCES: An employee is expected to maintain his or her personal finances in a prudent manner. The following activities represent conduct that is prohibited (unless permission is received from a senior officer and the transaction is reported to the controller):

	a)	Borrowing from other staff members;
	b)	Borrowing from customers other than lending institutions;
	c)	Borrowing amounts from IGC, or subsidiaries, which are not in accordance with corporate lending policies;
	d)	Personal investments, either directly or indirectly, in a customer or supplier unless the stock is traded on a recognized major stock exchange;
	e)	Selling or leasing goods or services from or to a customer or supplier.

2)	PERSONAL CONDUCT: An employee is expected to maintain the highest ethical standards in dealing with customers and employees.

3)

CONFIDENTIAL INFORMATION: An employee may use confidential information only in the course of the Company's business. Confidential information includes financial, personnel, and personal information on customers, prospective customers, suppliers, employees or applicants. In no event may confidential information be shared or made available to individuals outside the Company without management approval.

4)

OUTSIDE EMPLOYMENT: Employment with outside firms is permitted only if prior written approval of the employee's supervisor and the Director of Personnel is obtained. Outside employment is permitted only if it does not:

	a)	Interfere with work assignments or performance;
	b)	Involve the possibility of adverse publicity to the Company;
	c)	Involve working for a competitor, supplier, or customer;
	d)	Imply sponsorship by IGC or any of its subsidiaries;
	e)	Involve serving as a director, an officer, as management, or a consultant unless approved by a senior officer.

5)

GIFTS/FEES/SERVICES/ENTERTAINMENT/BEQUEST: Except as set forth below, an employee or his or her family may not accept gifts, fees, services, or entertainment from customers, or suppliers in return for providing Company services. Notwithstanding these general prohibitions, an employee may accept the following things of nominal value in connection with the Company's business:

a)

Gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between parents, children, or spouse of a Company official) when the circumstances make it clear that it is these relationships, rather than the business of the Company, which are the motivating factors;

	b)	Occasional meals, refreshments or entertainment of reasonable value in the course of a meeting, the purpose of which is to hold bona fide business discussions;
	c)	Loans from banks or financial institutions on customary terms to finance proper and usual activities of employees such as home mortgage loans, except when prohibited by law;
	d)	Advertising or promotional material of nominal value such as pens, pencils, note pads, key chains, calendars, and similar items;
	e)	Discounts or rebates on merchandise or services that do not exceed those available to other customers;
	f)	Gifts of modest value related to commonly recognized events or occasions such as promotion, new job, wedding, retirement, Christmas, or Bar mitzvah;
	g)	Civic, charitable, educational or religious organizational awards for recognition of service and accomplishments.

6)

CONTRIBUTIONS: Employee contributions to political or charitable organizations may not be solicited on Company premises or during working hours without management approval. Company contribution of money, time, or facilities to government officials or political candidates is prohibited.

7)	CREDIT PRACTICES: An employee may not extend or participate in any credit extensions to a customer if any of the proceeds of loan are to be:

	a)	Given to an employee or his or her family;
	b)	Loaned to an employee or his or her family;
	c)	Used to pay the debts of an employee or an employee's family;
	d)	Used to purchase assets from an employee or his or her family;
	e)	Paid or given to an employee of a regulatory agency.

8)

REPORTING AND DISCLOSURES: Should an employee become personally involved in any situation which may violate the intent of this Code of Business Ethics, a senior officer should be advised. If an employee is aware of situations among his or her fellow employees that appear to violate his or her understanding of this Code of Business Ethics, he or she should report those events. Some of these events are subject to federal and state laws.

Each year, Company officers will be asked to complete a Code of Business Ethics Affirmation Form.

9)	VIOLATION OF THE CODE: A violation of the Code may result in disciplinary action imposed by the Company and/or criminal fine and/or imprisonment.